UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 1, 2010

MACC PRIVATE EQUITIES INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-24412	42-1421406
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Identification Employer No.)

580 Second Street, Suite 102, Encinitas, California	92024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(760) 479-5080

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

    Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported in MACC Private Equities Inc. (the “Company”) Form 8-K filed on December 18, 2009, the Company received a notice from the staff of the Nasdaq Stock Market (“Nasdaq”) indicating the Company was not in compliance with the Nasdaq Listing Rule 5605 because it no longer complied with Nasdaq’s audit committee requirements due to the resignation of Geoffrey T. Woolley as a director of the Company on December 8, 2009.

Consistent with Listing Rule 5605(c)(4)(A), however, Nasdaq provided the Company a cure period in order to regain compliance with Nasdaq Listing Rule 5605.  On February 1, 2010, the Company received a notice from Nasdaq indicating the Company is in compliance with Nasdaq Listing Rule 5605 based on the appointment of Kevin J. Gadawski to the Company’s Board of Directors and audit committee, as detailed in the Company’s 8-K dated January 28, 2010, and the matter is now closed.  A copy of said notice has been filed with this 8-K as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

99.1           Letter to MACC Private Equities Inc. from Nasdaq, dated February 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACC PRIVATE EQUITIES INC.

Date: February 4, 2010	By:	/s/ Travis T. Prentice
Travis T. Prentice
President and CEO

Exhibit Index

Exhibit
Number                                Description

99.1                      Letter to MACC Private Equities Inc. from Nasdaq, dated February 1, 2010.